Exhibit (l)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Prospectus and Statement of Additional Information, dated April 12, 2024, which are incorporated by reference in this Post-Effective Amendment No. 35 to the 1933 Act Registration Statement (Form N-4, File No. 333-186895) of Lincoln New York Account N for Variable Annuities (the “Registration Statement”), dated July 24, 2024.

We also consent to the use of our reports (1) dated March 28, 2024, with respect to the consolidated financial statements of Lincoln Life & Annuity Company of New York and (2) dated April 10, 2024, with respect to the financial statements of each of the subaccounts within Lincoln New York Account N for Variable Annuities, for the year ended December 31, 2023, incorporated by reference in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

July 24, 2024